UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 14, 2022
VOYA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35897	No.	52-1222820
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification Number)
230 Park Avenue
New York	New York		10169
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (212) 309-8200
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 Par Value	VOYA	New York Stock Exchange
Depositary Shares, each representing a 1/40th	VOYAPrB	New York Stock Exchange
interest in a share of 5.35% Fixed-Rate Non-Cumulative Preferred Stock, Series B, $0.01 par value
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 14, 2022, Voya Financial, Inc. (the "Company") announced that, effective as of such date, Donald C. Templin has been appointed Executive Vice President and Chief Financial Officer ("CFO").
Mr. Templin, age 59, will oversee the Company's finance organization as well as audit, strategy and corporate development, and continuous improvement. He will report to Voya Chairman and CEO Rodney O. Martin, Jr. There are no arrangements or understandings between Mr. Templin and any other persons pursuant to which Mr. Templin has been appointed as the Company's CFO. There is no family relationship between Mr. Templin and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Templin that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.
Prior to his appointment as the Company's CFO, Mr. Templin served as executive vice president and CFO of Marathon Petroleum Corp. ("Marathon") from July 2019 until January 2021. Mr. Templin also served as CFO at Marathon from June 2011 through February 2015 while concurrently serving as CFO for MPLX LP ("MPLX"), a limited partnership formed by Marathon from October 2012 through February 2015. From 2015 through 2019, Mr. Templin served in several leadership positions at both Marathon and MPLX, including executive vice president - supply, transportation and marketing for Marathon; president of MPLX; and president of Marathon. Prior to joining Marathon in 2011, Mr. Templin held a number of roles at PricewaterhouseCoopers, including serving as a partner. Mr. Templin currently serves on the board of directors of Aris Water Solutions, Inc.
In connection with his appointment as CFO, Mr. Templin will receive an annual rate of base salary of $800,000; an annual incentive (ACIP) target opportunity of $1,600,000, and a target long-term incentive ("LTI") opportunity of $3,000,000. Mr. Templin will be eligible for a pro-rated cash annual incentive in March 2023 and a full LTI award in February 2023, and will become retirement eligible under the Company's LTI plan in November 2024. After that date, if Mr. Templin voluntarily leaves his employment or is terminated without "cause", there would be no forfeiture of unvested equity awards.
Mr. Templin will be covered by the Company's Senior Manager Severance Plan as a "Tier One" participant.
Item 7.01    Regulation FD Disclosure
On November 14, 2022, the Company announced that, effective as of such date, Donald C. Templin has been appointed Executive Vice President and CFO. The press release announcing Mr. Templin's appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
As provided in General Instruction B.2 of Form 8-K, the information provided pursuant to this Item 7.01 shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
99.1    Press Release
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:        /s/ Rachel Reid
Name:    Rachel Reid
Title:    Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: November 14, 2022